UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2020

CORE LABORATORIES N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-14273	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Strawinskylaan 913 Tower A, Level 9 1077 XX Amsterdam The Netherlands		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (31-20) 420-3191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value EUR 0.02)	CLB	New York Stock Exchange
Common Stock (Par Value EUR 0.02)	CLB	Euronext Amsterdam Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 22, 2020, Core Laboratories N.V. (“Core Laboratories”) and Core Laboratories (U.S.) Interests Holdings, Inc. (“Core Laboratories U.S.”) as borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, Wells Fargo Bank, National Association as Syndication Agent, and the other lenders party thereto entered into that certain Amendment No. 1 (the “Amendment”) to the Seventh Amended and Restated Credit Agreement, dated as of June 19, 2018 (as amended, the “Credit Facility”).

The Amendment provided, among other things, an increase to the maximum leverage ratio permitted under the Credit Facility for certain periods. Pursuant to the terms of the Amendment, the maximum leverage ratio permitted under the Credit Facility is equal to (a) 3.00 to 1.00 from the fiscal quarter ending June 30, 2020 through and including the fiscal quarter ending June 30, 2021; (b) 2.75 to 1.00 for the fiscal quarter ending September 30, 2021; and (c) 2.50 to 1.00 for the fiscal quarter ending December 31, 2021 and thereafter. Moreover, the Amendment modified the range of variable interest rates that the Credit Facility may bear to be a range from LIBOR plus 1.500% to LIBOR plus 2.875%, and included the addition of a LIBOR floor of 0.50%.  In addition, pursuant to the Amendment, the aggregate borrowing commitment under the facility was reduced to $225 million and the amount by which we may elect to increase the facility size was reduced from $100 million to $50 million, subject to the satisfaction of certain conditions.

The Credit Facility remains unsecured, and contains customary representations, warranties, terms and conditions for similar types of facilities.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 23, 2020, Core Laboratories issued a press release announcing the Amendment and additional cost reduction initiatives. The full text of the press release is set forth in Exhibit 99.1 attached hereto.

The information presented herein under Item 7.01 of this Current Report on Form 8-K is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of Core Laboratories under the Securities Act or the Exchange Act.

Item 8.01	Other Events

Core Laboratories is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on February 10, 2020 and subsequent periodic reports on Form 10-Q with the following risk factors:

Events beyond Core Lab’s control, including a global or domestic health crisis, have resulted and may continue to result in unexpected adverse operating and financial results.

The effects of the COVID-19 pandemic have resulted in a significant and swift reduction in international and U.S. economic activity. The reduced demand for oil caused by this unprecedented global health and economic crisis, coupled with an oversupply of oil, has had, and is reasonably likely to continue to have, a material adverse impact on the demand for Core Lab’s services and products and consequently upon its results of operations. The severity, magnitude and duration of the current COVID-19 outbreak is uncertain, rapidly changing and hard to predict. While the full impact of this virus and the long-term worldwide reaction to it and impact from it remains unknown at this time, government reaction to the pandemic and restrictions and limitations applied by the government as a result, continued widespread growth in infections, travel restrictions, quarantines, or site closures as a result of the virus could, among other things, impact the ability of Core Lab’s employees and contractors to perform their duties, cause increased technology and security risk due to extended and company-wide telecommuting, lead to disruptions in Core Lab’s logistics and negatively affect customer relationships as a result. All of these factors may impact the timing of the recognition of revenue and results of operations for a particular quarter.

In particular, the COVID-19 outbreak has significantly impacted and could continue to negatively impact Core Lab’s business in numerous ways, including, but not limited to, the following:

•

the economic recession caused by the outbreak has led to a decrease in the demand for oil and natural gas that many experts predict may be prolonged; such a decrease in demand and the resulting impact on price, which was exacerbated by lack of consensus among OPEC members leading to oversupply and unprecedented buildup of stored oil, has caused some of Core Lab’s customers to reduce their spending, including on Core Lab’s products and services, and such reductions could become more widespread and deeper, having a further material adverse effect on Core Lab’s results of operations and financial condition;

•

the disruptions to the global supply chain of air freight and other supporting vendors have resulted in and could continue to result in delayed shipments of product to certain of our international markets, delaying Core Lab’s recognition of revenue;

•

Core Lab’s operations have been disrupted or impaired and may continue to be disrupted or impaired if a significant portion of its employees or contractors are unable to work due to illness or if its operations are suspended or temporarily shut-down or restricted due to control measures designed to contain the outbreak; and

•

the operations of Core Lab’s customers, on whom it relies to use its products and services in their drilling, completion, production and other projects, may be disrupted or suspended in response to containing the outbreak.

The COVID-19 pandemic may also have the effect of heightening many of the other risks, such as those relating to Core Lab’s financial performance and debt obligations or to counterparty litigation due to economic downturns. The rapid development and fluidity of this situation precludes any prediction as to the ultimate adverse impact of COVID-19 on Core Lab’s business, which will depend on numerous evolving factors and future developments that it is not able to predict, including the length of time that the pandemic continues, its effect on the demand for oil and natural gas, the response of the overall economy and the financial markets as well as the effect of governmental actions taken in response to the pandemic. Any of those outcomes could have a material adverse effect on Core Lab’s business, financial condition, results of operations and cash flows.

Any cost reduction initiatives that Core Lab undertakes may not deliver the results it expects, and these actions may adversely affect its business.

In response to the financial risks presented by COVID-19, Core Lab implemented a variety of cost-cutting measures which began in March 2020, continued during the second quarter of 2020 and may need to implement additional cost-cutting measures that may adversely affect its business. These cost-cutting measures have included reductions in the quarterly dividend, base salaries of senior executives and annual capital expenditures, employee furloughs, workforce reductions, among other reductions of corporate and operating costs. There can be no assurance that all of the cost cutting measures identified can be fully implemented, that any actions to support response to customer needs stemming from the COVID-19 pandemic and related economic crisis will not impact the achievement of cost reduction goals, or that other developments will not arise in the interim to make these cost cutting measures less feasible or have less impact. Any reductions achieved may not be sufficient to prevent a material adverse impact on our results of operations and cash flows.

In addition, these initiatives could result in disruptions to Core Lab’s operations. Any cost-cutting measures could also negatively impact Core Lab’s business by delaying the introduction of new products or technologies, interrupting service of additional products, or impacting employee retention. In addition, there can be no assurance that additional costs will not offset any such reductions of its operations. If Core Lab’s operating costs are higher than expected, or if it does not maintain adequate control of its costs and expenses, Core Lab’s results of operations will suffer. If Core Lab is unable to mitigate these or other potential risks related to its cost cutting initiatives, it may disrupt Core Lab’s business or could have a material adverse effect on its financial condition and results of operations.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
10.1

Amendment No. 1 to Credit Agreement, by and among Core Laboratories N.V., Core Laboratories (U.S.) Interests Holding, Inc., and the lenders party thereto and Bank of America, N.A., as administrative agent, dated June 22, 2020.

99.1	Press release issued on June 23, 2020

104Cover Page Interactive Data File (embedded within the Inline XBRL document).

CORE LABORATORIES N.V.

EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

10.1

Amendment No. 1 to Credit Agreement, by and among Core Laboratories N.V., Core Laboratories (U.S.) Interests Holding, Inc., and the lenders party thereto and Bank of America, N.A., as administrative agent, dated June 22, 2020.

99.1	Press release issued on June 23, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: June 23, 2020	By	/s/ Christopher S. Hill
Christopher S. Hill
Chief Financial Officer